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                                                                   EXHIBIT 10.37



                                   ADDENDUM #2
                                       TO
                         EXECUTIVE EMPLOYMENT AGREEMENT
                                     BETWEEN
                             WAREFORCE INCORPORATED
                                       AND
                                  DAN RICKETTS

THIS Addendum amends and revises that certain Employment Agreement by and between Wareforce Incorporated and Dan Ricketts dated June 1, 1998 as follows:

Amend Section 3.1 by deleting the section in its entirety and replacing it with the following:

"BASE SALARY. Effective April 1, 2000, Employee's base salary shall be $150,000.00 per year, subject to an annual increase (if any) in the sole discretion of the Board, payable in accordance with the Company's payroll practices as in effect from time to time, and subject to such withholding as is required by law. The Company shall be entitled to charge any or all of Employee's salary to Euro Commerce Corporation ("ECC") to offset the costs of work Employee does on behalf of ECC."

Amend Section 3.2 by adding the following:

3.2.3 Employee shall receive a bonus of 2% of the total gross amount of any equity (or convertible) funds raised for the financing of ECC. If any bonus is declared or paid, it shall be subject to such withholding as is required by law.

Agreed to this 25th day of July, 2000.



WAREFORCE INCORPORATED                     DAN RICKETTS

By: /s/ Jim Illson                         /s/ Dan Ricketts
   --------------------                    -------------------
        Jim Illson
        President